EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT ("this Agreement") is made effective as of the 1st day of April, 2005 (the "Effective Date") by and between Signia Partners Incorporated, a District of Columbia corporation with offices at 1655 North Fort Myer Drive, Suite 800, Arlington, VA 22209 (the "Company") and a subsidiary of FIND/SVP, INC., a New York corporation ("FIND"), and CHARLES DOUGLAS HOUSE, an individual residing at 6621 North 24th Street, Arlington, VA 22205 (the "Executive").

      PREMISES: The Executive has served the Company in an executive capacity for a substantial period of time prior to the Effective Date. The Company desires to continue to employ the Executive, and in the capacity described herein, and the Executive desires to continue to be so employed by the Company. The Company and the Executive also desire to set forth in writing their understanding of the terms and conditions governing such employment. Unless the context indicates otherwise, capitalized terms used herein but not defined herein shall have the meanings given to such terms in the Stock Purchase Agreement, dated as of March 14, 2005, by and among FIND and the Executive (the "Purchase Agreement").

      NOW, THEREFORE, in consideration of the foregoing and of the following mutual promises, the Company and the Executive, each intending legally to be bound, agree as follows:

      Section 1. Contract of Employment. Subject to the terms hereof, the Company employs the Executive and the Executive accepts his employment with the Company for the Employment Period (as defined in Section 2 hereof). During the Employment Period, the Executive shall serve in and shall occupy the position of Chief Executive Officer of the Company. In that capacity the Executive shall have responsibility for those duties that are customary to such office and perform, for and on behalf of the Company, all of the duties of Chief Executive Officer as shall reasonably be determined by the Board of Directors of the Company and the Chief Executive Officer ("CEO") or Chief Operating Officer ("COO") of FIND from time to time. In addition, Executive shall, to the extent appropriate, make reasonable efforts to maintain ongoing relationships with the Company's key existing and prospective clients. Without limitation of any of the foregoing, Executive also shall assume and carry out such duties or responsibilities as from time to time may be assigned or delegated to the Executive by the Board of Directors of the Company and the CEO or COO of FIND, provided that such additional duties and responsibilities are fair and reasonable under the circumstances, do not unreasonably increase the demands upon the Executive's time or energies, and are not inconsistent with the
Executive's position as Chief Executive Officer. In fulfilling the responsibilities of his position, the Executive will observe all lawful policies, procedures and directions that from time to time may be adopted and communicated by the Company, the Board of Directors of the Company or the CEO or COO of FIND to the executive or administrative personnel of the Company generally, including through the provisions of the personnel manuals of the Company and FIND (to the extent applicable to the Company), as both may be amended and in effect from time to time. In addition to his duties as Chief Executive Officer of the Company, the Executive shall feel free to give Find his input on Find's consolidated in-depth research and competitive intelligence operations. In connection therewith, the Executive shall be a member of the Find's Operating Management Group (the "OMG") whose function is to propose initiatives and supplemental strategies needed to move Find to the next level of growth and to apply Find's overall policies and strategies. To the extent permitted by applicable law, FIND acknowledges that Executive, in his capacity as Chief Executive Officer of the Company, will not be deemed by the Company to be, as of the Effective Date, an "officer" of FIND as such term is defined in Rule 16a-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); provided, however, that Executive shall be solely responsible for any ongoing compliance obligations he may have under Section 16(a) of the Exchange Act and the rules and regulations promulgated thereunder.

      Section 2. Employment Period. The term of the Executive's employment by the Company (the "Employment Period") shall commence on the Effective Date and shall continue until the earliest to occur of: (i) the third (3rd) anniversary of the Effective Date; (ii) termination of the Executive's employment in accordance with Sections 6(a), 6(b) or 6(c) hereof; or (iii) the date of the Executive's death.

      Section 3. Time and Effort; Disclosure and Fair Dealing. During the Employment Period, the Executive shall devote his entire business time, best efforts, attention, energies, skill and abilities, during usual business hours and at such other times as are reasonably required by his position as Chief Executive Officer, by the CEO or COO of FIND, or by the Company's Board of Directors, to (a) diligently and faithfully carry out his responsibilities and duties hereunder; (b) use his best efforts to promote the success and expansion of the Company's business, and (c) cooperate fully with the Board of Directors and the CEO or COO of FIND in the advancement of the best interests of the Company and FIND. During the Employment Period, the Executive shall carry out his responsibilities and duties at the offices of the Company, which, for at least the first eighteen (18) months of the Employment Period, shall be located in Arlington, Virginia or a location in reasonable proximity thereto; provided, that Executive may be required to travel from time to time in connection with his duties hereunder and the demands of the business of the Company. Executive shall not, without the prior written consent of the CEO or COO of FIND (x) do anything or permit anything to be done at his direction inconsistent with his duties to the Company or its Affiliates or opposed to their best interests, or
(y) become an officer, director, employee or consultant of, or otherwise become associated with or engaged in, any business other than that of the Company; provided, that the CEO or COO of FIND shall not unreasonably withhold such consent as a result of (y) above, so long as such activity (i) shall occur entirely on Executive's own time and does not materially interrupt, interfere with, or otherwise detract from the Executive's performance of the duties and responsibilities of the Executive to the Company, and (ii) does not benefit, directly or indirectly, any organization or activity that in any manner competes or is known to have planned to compete, directly or indirectly, with the Company or FIND or any of their respective Affiliates. Any consent granted by the CEO or COO of FIND pursuant to the preceding sentence may be limited from time to time or revoked by the CEO or COO of FIND or the Board of Directors of the Company, provided that such limitation or revocation shall be done in good faith based upon a reasonable change in circumstances. Nothing in this Section 3 shall prevent the Executive from engaging in additional activities in connection with personal investments (including passive real estate and securities investments) and community affairs that are not inconsistent with the Executive's duties under this Agreement. The Executive will promptly disclose to the Company's Board of Directors and the CEO or COO of FIND all information, opportunities, developments and other matters coming to the Executive's attention that pertain or are relevant to the operations of the Company or any of its Affiliates or to the conduct of their respective businesses. The Executive will promptly communicate, fully cooperate and deal fairly and openly with the Company's directors, other officers or key personnel, and, in general, to the best of his abilities, the Executive will work to achieve efficient and profitable operation of the Company's business and the orderly conduct of the Company's affairs. For purpose of this Agreement "Affiliate" shall mean (i) as to Executive or the Company, any party, which directly or indirectly, whether alone or through one or more intermediaries, controls, is controlled by, or is under common control with Executive or the Company, as the case may be, and (ii) as to FIND, the subsidiaries and related entities of FIND set forth in its filings with the U.S. Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

      Section 4. Confidentiality, Non-Competition and Non-Interference.

            (a)  Protection  of  Nonpublic  Information.  The  Executive  hereby acknowledges that (a) during the course of the Executive's employment by the Company the Executive has obtained or will obtain knowledge of and use Confidential Information, as hereinafter defined, (b) public disclosure of such Confidential Information could have an adverse effect on the Company, FIND or their respective Affiliates and their respective businesses; and (c) the provisions of this Section are reasonable and necessary to prevent the improper use or disclosure of Confidential Information. Both during the Employment Period and at all times thereafter, the Executive (i) shall treat as confidential all Confidential Information, (ii) without the prior written consent of the CEO of FIND, shall not use for any personal purposes, publish, reveal, divulge, transfer or otherwise disclose, or directly or indirectly make available to any party any of such Confidential Information except to such parties that either
(a) are employed by, or (b) have signed a confidentiality agreement with respect to such Confidential Information with the Company or the Subsidiary, as the case may be, which owns or has the right to use such Confidential Information, and such parties have a need for such information for purposes that are in the best interest of the Company or the Subsidiary, as the case may be, and (iii) shall not use Confidential Information in any way that is detrimental to the interests of the Company, FIND or their respective Affiliates. The term "Confidential Information" shall mean any and all knowledge relating to the business and affairs of the Company, FIND or their respective Affiliates, and their respective trade secrets, business methodologies, financial information, customer and personnel information and data, creditors, shareholders, directors, contractors, agents, consultants, employees, terms of contracts, and other confidential or nonpublic information pertaining to the business practices, properties, services, products, ideas, know-how, improvements and developments of the Company, FIND or their respective Affiliates, conceived, developed or devised by or for the Company, FIND or their respective Affiliates, that is or is intended by any of them to be of a confidential nature, including, but not limited to, any and all knowledge relating to products, research, development, inventions, manufacture, purchasing, accounting, finances, costs, profit margins, marketing, merchandising, selling, customer lists, customer requirements and personnel, pricing, pricing methods, computer programs and software, databases and data processing and any and all other such knowledge, information and materials, heretofore or hereafter during the term of this Agreement, conceived, designed. created, used or developed by or relating to the Company, FIND or their respective Affiliates. The term "Confidential Information" shall include the aforementioned items notwithstanding the fact that such information may or may not be explicitly marked as confidential and notwithstanding the fact that such information could be independently developed by third parties. Nothing contained in this Section 4(a), however, shall be construed as imposing restraints upon the Executive's use of any knowledge or information which is or becomes made publicly available by the Company, FIND or their respective Affiliates or is otherwise general technical know how or information that is in the public domain or has been rightfully obtained by the Executive from persons other than the Company, FIND or their respective Affiliates where such persons are under no obligation of trust or confidence to the Company, FIND or its Affiliates. In the event that the Executive is requested or required by subpoena, civil investigative demand or other process to disclose any Confidential Information, the Executive shall promptly notify the Company so that the Company may seek an appropriate protective order or waive compliance with this Agreement. If, failing the entry of a protective order, the Executive is, in the opinion of his counsel, compelled to disclose Confidential Information, the Executive may disclose that portion of the Confidential Information which his counsel advises in writing he is required to disclose.

            (b) Competitive Restrictions. During the Employment Period and during the two (2) year period that begins on termination of the Employment Period, the Executive shall not, whether for his account or for the account of any other party other than the Company, FIND or their respective Affiliates directly or indirectly engage or have any financial interest in, own, manage, operate, finance, control or participate in the ownership, management, operation, financing or control of, be employed by, associated with or in any manner connected with, lend the Executive's name to or any similar name to, lend the Executive's credit to or render services or advice to, any organization or activity which in any manner competes with the Company, FIND or their respective Affiliates with respect to their respective businesses. For purposes of this
Section 4(b), the term "compete" shall mean with respect to the Company, FIND and their respective Affiliates: (i) with respect to or in connection with conducting any business of the Company, FIND or their respective Affiliates, calling on, soliciting, taking away, or accepting as a client or customer or attempting to call on, solicit, take away or accept as a client or customer, any individual, person, partnership, corporation, association or other entity or enterprise that was a client or customer of the Company, FIND or their respective Affiliates during the Employment Period or known by the Executive to be a customer of the Company, FIND or their respective Affiliates during or after the Employment Period but prior to the expiration of the two (2) year period that begins on termination of the Employment Period; (ii) with respect to any business reason other than in connection with the businesses of the Company, FIND and their respective Affiliates, calling on, soliciting, taking away, or accepting as a client or customer or attempting to call on, solicit, take away or accept as a client or customer, any individual, person, partnership, corporation, association or other entity or enterprise that was a client or customer of the Company, FIND or their respective Affiliates during the Employment Period or known by the Executive to be a customer of the Company, FIND or their respective Affiliates during or after the Employment Period but prior to the expiration of the two (2) year period that begins on termination of the Employment Period; (iii) soliciting, taking away or attempting to solicit or take away, employ or otherwise engage as an employee, independent contractor or otherwise, any person who is an employee of the Company, FIND or their respective Affiliates or was an employee of the Company, FIND or their respective Affiliates during the Employment Period, on behalf of any individual, person, partnership, corporation, association or other entity or enterprise conducting a business which is substantially similar to the businesses of the Company, FIND or their respective Affiliates; (iv) inducing or attempting to induce any employee of the Company, FIND or their respective Affiliates to terminate employment with the Company; (v) entering into or attempting to enter into any business substantially similar to or competing in any way with the business engaged in or in the process of being engaged in by the Company, FIND or their respective Affiliates at the time of the termination of the Executive's employment hereunder. Notwithstanding the foregoing sentence, if FIND has failed to make payment of any amount under Sections 2.3, 2.4, 2.5 or 2.8 of the Purchase Agreement required to be made pursuant to the terms of the Purchase Agreement within sixty (60) days after the applicable Date of Determination (as defined in the Purchase Agreement) or under Section 6(d)(II) of this Agreement when due, then the restrictions contained in clause (v) of the prior sentence shall terminate and have no further force and effect and the restrictions contained in clauses (i) and (ii) of the prior sentence shall be suspended until such payment in full is made by FIND to the Executive, at which time such restrictions shall resume and shall continue to be in full force and effect; provided, however, that the Executive will be entitled to continue servicing all customers who have expressly engaged the Executive in writing to provide business services prior to the resumption of the restrictions contained in clauses (i) and (ii) of the prior sentence, provided, further, that, if such payment is not made in full within one hundred and fifty (150) days after the Date of Determination (as defined in the Purchase Agreement) or under Section 6(d)(II) when due, the restrictions contained in clauses (i) and (ii) shall terminate and have no further force or effect.

      For purposes of this Section 4(b), the "business" of the Company, FIND and their respective Affiliates shall mean the (i) subscription-based research and consulting services, (ii) short-answer or rapid-turnaround research and consulting services, (iii) in-depth business research or competitive intelligence services, (iv) strategic research and consulting, and (v) business seminars and conferences businesses of the Company, FIND and their respective Affiliates as currently conducted, plus any other information knowledge business that the Company, FIND or their respective Affiliates enters into during the Employment Period or is in the process of being engaged in at the time of termination of the Executive's employment hereunder, plus the business of Find.com, LLC, a Delaware limited liability company of which FIND is a limited partner. For purposes of this Section 4(b), the words "directly or indirectly" as they modify the word "compete" shall mean (i) acting as an agent, representative, consultant, officer, director, manager, independent contractor or employee of any individual, person, partnership, corporation, association, limited liability corporation, limited liability partnership or other entity or enterprise which competes with the Company, FIND or their respective Affiliates, or any of their respective businesses, (ii) participating in any such competing entity or enterprise as an owner, member, partner, limited partner, joint venturer, creditor or stockholder (except as a stockholder holding less than a three percent (3 %) interest in a corporation whose shares are actively traded on a regional or national securities exchange or have been registered under
Section 12(g) of the Securities and Exchange Act of 1934, as amended); and (iii) communicating to any such competing entity or enterprise the names or addresses or any other information concerning any past, present or identified prospective client or customer.

      Notwithstanding the restrictions contained in this Section 4, the parties acknowledge and agree that so long as the Executive is not employed by the Company, the Executive's solicitation of a current or former customer or client of the Company, FIND or their respective Affiliates (a "Restricted Customer") will not, in and of itself, result in a breach of this Section 4(b) or Section 4(c) provided that the following conditions are met:

            (i) the Executive does not solicit any person at the Restricted Customer with whom the Executive had contact prior to the termination of his employment with the Company (a "Restricted Contact") nor any other person within such Restricted Contact's department at the Restricted Customer;

            (ii)  the  Executive's   solicitation  of  the  Restricted  Customer
            pertains to a product or service that is not competitive with the business of the Company, FIND or their respective Affiliates;

            (iii) the Executive's solicitation of a Restricted Customer is not, at the time of the commencement of such solicitation, reasonably likely to negatively impact the Company's relationship with such Restricted Customer, including its business with such Restricted Customer; and

            (iv) the Executive is otherwise in compliance with each of the covenants and agreements set forth in this Section 4.

            (c) Non-Interference. At any time during the Employment Period or the two (2) year period immediately thereafter, the Executive shall not interfere with any of the Company, FIND's or their respective Affiliates' relationships with any party, including any party who, at any time during the Employment Period, was an employee, contractor, supplier or customer of any of the Company, FIND or their respective Affiliates. At any time during or after the Employment Period, the Executive shall not make public statements which may negatively impact any of the Company, FIND or their respective Affiliates or any of their respective shareholders, directors, officers, employees or agents with respect to the customers, suppliers, products, personnel or business of any of the Company, FIND or their respective Affiliates and, the Company, FIND and their respective Affiliates shall not make public statements which negatively impact Executive, except to the extent such statements by Executive or Company, FIND or their respective Affiliates are (i) required by law (ii) made in a manner consistent with an individual's fiduciary duties or (iii) in connection with any arbitration, mediation, administrative action, or litigation (including, without limitation pleadings, depositions, discovery requests and testimony) relating to this Agreement. For purposes of this Section 4(c), "interfere" shall mean acts or conduct that is reasonably likely to hamper, hinder or disturb the relationships between the Company, FIND or their respective Affiliates and any applicable party; provided, however, that the term "interfere" shall not include any act of solicitation under Section 4(b)(i),
(ii) or (v) hereof that was permissible in accordance with the terms of Section 4(b) at the time that such act was committed.

            (d) Inventions, etc. Executive will promptly disclose to the Company and the CEO of FIND all designs, processes, inventions, improvements, discoveries and other information related to the business of the Company (collectively "developments") conceived, developed or acquired by him alone or with others during the Employment Period. All such developments shall be the sole and exclusive property of the Company, and upon request the Executive shall deliver to the Company all drawings, models and other data and records relating to such developments. In the event any such developments shall be deemed by the Company or the CEO of FIND to be patentable or copyrightable, the Executive shall, while employed, at the expense of the Company, assist the Company in obtaining any patents or copyrights thereon and execute all documents and do all other things necessary or proper to obtain letters patent and copyrights and to vest the Company with full title thereto.

            (e) Acknowledgments by Executive.  The Executive  acknowledges that:
(a) the services to be performed by him under this Agreement are for a special, unique, unusual, extraordinary and intellectual character; (b) the business of the Company, FIND and their respective Affiliates is national and international in scope and its products are marketed throughout the United States and in other countries, territories and possessions; (c) the Company and FIND and their respective Affiliates compete with other businesses that are or could be located in any part of the United States and in other countries, territories and possessions; and (d) the provisions of this Section 4 are reasonable and necessary to protect the business of the Company and FIND and their respective Affiliates and will not restrict Executive from earning a livelihood.

            (f) Remedies. The Executive hereby acknowledges that a breach by the Executive of the provisions of this Section 4 cannot reasonably or adequately be compensated in damages in an action at law; and that a breach of any of the provisions contained in this Section 4 will cause the Company, FIND and their respective Affiliates irreparable injury and damage. By reason thereof, the Executive hereby agrees that the Company, FIND and their respective Affiliates shall be entitled, in addition to any other remedies it may have under this Agreement or otherwise, to preliminary, temporary and permanent injunctive and other equitable relief to prevent or curtail any actual or threatened breach of this Section 4 by the Executive; provided, however, that no specification in this Agreement of a specific legal or equitable remedy shall be construed as a waiver or prohibition against the pursuing of other legal or equitable remedies in the event of such a breach. None of the Company, FIND and their respective Affiliates shall be required to post bond in connection with seeking any such equitable remedies.

      Section 5. Compensation and Benefits. The Executive and the Company agree to the following compensation arrangements:

            (a) Salary. For the services to be rendered by the Executive and in consideration of the Executive's other undertakings in this Agreement, the Company shall pay to the Executive a salary at the rate of Two Hundred Fifty Thousand Dollars ($250,000.00) per year during the first year of the Employment Period and Two Hundred Seventy Five Thousand ($275,000) per year during each of the second and third years of the Employment Period, which shall be payable in equal periodic installments according to the Company's normal payroll practices, but no less frequently than monthly. The salary of Executive may be (but is not required to be) increased from time to time in the discretion of the CEO of FIND based upon such factors as each of the CEO of FIND and the Company's Board of Directors may consider relevant. If the Employment Period ends on a day that precedes the last accounting day of a fiscal or compensation period, any amounts payable to the Executive for that period shall be reduced in accordance with a fraction of which the numerator shall be the number of days of the period during which the Employment Period was in effect and the denominator shall be the number of days comprising the entirety of such fiscal or compensation period.

            (b) OMG Bonus Program. In addition to the Salary and benefits provided hereunder, Executive shall be entitled to participate in any OMG bonus incentive plan pursuant to the terms thereof, as may be adopted or amended from time to time.

            (c) Expense Reimbursement. The Company shall reimburse the Executive for ordinary, necessary and reasonable expenses incurred by him in the performance of the Executive's duties hereunder substantiated with proper invoices, receipts, or other supporting documentation, including expenses of travel, lodging and sustenance while away from home on business of the Company, provided that such expenses are incurred and accounted for in accordance with the reasonable policies and procedures established by the Board of Directors of the Company and the CEO of FIND from time to time. Executive shall file expense reports with respect to such expenses. Except such expenses that will be reimbursed by a client or customer of the Consolidated Companies, Executive shall not incur expenses in excess of $3,000 in connection with (i) a business trip or (ii) any other individual or series of related personal expenditures without the prior written authorization of the CEO of FIND.

            (d) Benefit Plans. During the Employment Period, subject to the eligibility and other conditions thereof and payment of any required contributions, the Executive and his immediate family shall be entitled to participate in all employee pension or welfare benefit plans and arrangements generally maintained for executive employees of FIND (presently or in the future, and subject to termination or amendment) and in which the Executive is or may become eligible to participate (including, without limitation, any defined benefit pension plan currently maintained by FIND, group life insurance, accidental death and dismemberment plans, and medical plans) or, if during the Employment Period the Executive cannot be covered by the Company's medical plan or such medical plans are terminated or amended, the Company will use reasonable efforts to provide Executive and his family with coverage comparable to the medical plan of the Company on the date hereof. The Company and FIND retains the right to terminate, alter, replace or modify benefits under any medical plans or policies on a non-discriminatory basis from time to time.

            (e) Vacations. During the Employment Period, the Executive shall be entitled to four (4) weeks of paid vacation annually (subject to prorating for partial years), to be taken at such times as are consistent with the needs of the Company and the convenience of the Executive, plus such other holidays, personal days or other days as may be determined in accordance with the Company's policies as in effect from time to time. Unused parts of any vacation and unused holidays will not be separately compensable or otherwise form the basis for additional compensation and shall not be accumulated so as to be available in respect of any subsequent 12-month period.

            (f) Stock Options. Pursuant to the terms of the FIND/SVP, INC. 2003 Stock Incentive Plan, or such other stock incentive plan of FIND as may be in effect from time to time (the "Plan") the Executive shall be granted options to purchase up to 25,000 shares of Common Stock per year at the end of each calendar year of the term with such number of shares granted based upon the performance criteria set forth on Schedule 5(f) hereof, which number of shares shall be prorated during any calendar year in which the Executive was employed by the Company for less than the full year. The terms and provisions of the options and any other compensation paid pursuant to this Section shall be more fully set forth in stock option agreements and other appropriate agreements to be entered into by the Executive and FIND. The grant thereof shall be subject to the terms of the Plan and the execution of such agreements. If an amount of shares or options under the Plan are not immediately available for issuance pursuant to the terms hereof, such shares and options will be issued promptly upon becoming available.

            (g) Tax and Other  Withholdings.  The  amounts  payable  under  this
Section 5 or Section 6(d) hereof are subject to all applicable federal and state income tax, social security and other governmentally mandated withholdings, and any contributions the Executive may authorize to be withheld from his compensation.

            (h) Indemnification. FIND shall, or shall cause the Company to, indemnify Executive if the Executive is a party to or threatened to be made a party to or otherwise involved in any proceeding by reason of the fact that Executive is or was an agent of the Company, including any proceeding based upon any act or inaction by Executive in his capacity as an agent of the Company, against any and all expenses, judgments, fines and penalties actually and reasonably incurred by him in connection with such proceeding, but only if the Executive acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. FIND shall, or shall cause the Company to, advance all expenses incurred by Executive in connection with any proceeding to which Executive is a party or is threatened to be made a party by reason of the fact that Executive is or was an agent of the Company. Executive hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that Executive is not entitled to be indemnified by FIND or the Company as authorized by this Agreement. The advances to be made hereunder shall be paid by FIND or the Company to or on behalf of Executive within thirty (30) days following delivery of a written request therefor by Executive to FIND and the Company. The provisions for indemnification and advancement of expenses set forth in this Section 5(h) shall not be deemed exclusive of any other rights which Executive may have under any provision of law, the Company's Certificate of Incorporation or By-Laws, other agreements or otherwise, and Executive's rights hereunder shall continue after Executive has ceased acting as an agent of the Company and shall inure to the benefit of Executive's heirs, executors and administrators.

      Section 6. Termination of Employment.

            (a) For Cause. The Company may terminate the Executive's employment and all of the Company's obligations hereunder (unless such provisions explicitly survive termination) at any time for Cause, as defined below. Such termination shall be evidenced by written notice delivered to the Executive, unequivocally stating the Company's decision to terminate the Executive's employment under this Section 6(a) and specifying the facts forming the basis for the Cause for such termination. Such termination shall be effective on the date stated in such notice; provided, that in no event shall such termination date be more than sixty (60) days after the date that the notice is delivered. For purposes hereof, the term "Cause" shall mean one or more of the following:
(i) the court appointment of a conservator or like official for the person or property of the Executive; (ii) the Executive's conviction of, or the entering of a guilty plea or plea of no contest with respect to, a crime of moral turpitude or a felony; (iii) the issuance of a court order, judgment or decree enjoining or having the effect of preventing the Executive from performing his duties under this Agreement; (iv) the Executive's failure to substantially perform his duties hereunder under the direction of the CEO of FIND or to adhere to any written Company policy generally applied (or FIND policy applicable to the Company and generally applied) if the Executive has been given a reasonable opportunity to comply with such duties or policy or cure his failure to comply (which reasonable opportunity must be granted by notice no less than thirty (30) days preceding termination of this Agreement, if reasonably curable during such period, or if not reasonably curable in such period, the Executive commences to cure such breach within such period and diligently proceeds to cure such breach no later than forty (40) days after the giving of notice, except that if two such prior notices have been received by Executive for substantively the same or related matter, no further notice or cure or compliance period shall be required); (v) because of his physical or mental illness, injury, disability or incapacity, the Executive does not fulfill his duties hereunder on a full-time basis for either seventy-five (75) consecutive days or one hundred twenty (120) days in any period of eighteen (18) months; (vi) the Executive's commission of an act of fraud, deception or dishonesty when acting for the Company or under other circumstances, and such act harms or may reasonably be expected to harm the Company or any of its Affiliates or their respective businesses, including, without limitation, (A) the appropriation (or attempted appropriation) of a material business opportunity of the Company, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Company and (B) the misappropriation (or attempted misappropriation) of any of the Company's funds or property; (vii) the Executive's gross negligence or willful misconduct in connection with his duties hereunder; or (viii) the Executive's breach of any of the covenants contained in
Section 4 hereof.

            (b) For Good Reason. The Executive shall be entitled to terminate Executive's employment and all of his obligations hereunder (except the obligations set forth in (i) Section 4 unless otherwise permitted pursuant to
Section 4(g) hereof and (ii) Sections 6(d) and 6(e)) for Good Reason, as defined below, and as of the expiration of a period of thirty (30) days following the Executive's delivery of a written notice to the Company setting forth his election to terminate the Executive's employment hereunder and specifying the facts forming the basis for the Executive's exercise of his right of termination pursuant to this Section. For purposes of this Agreement, "Good Reason" shall mean (i) any act or omission on the part of the Company , Find or their respective Affiliates which constitutes a material breach of this Agreement, unless the Company , Find or their respective Affiliates, as applicable, ceases, corrects and cures all adverse effects of such breach within the thirty (30) day notice period specified in this Section, if reasonably curable during such period, or if not reasonably curable in such period, the Company commences to cure such breach within such period and diligently proceeds to cure such breach no later than forty (40) days after the giving of notice, (ii) the material diminution of Executive's position, duties, responsibilities and status with the Company, or (iii) a relocation of the Executive's offices to more than a twenty
(20) mile radius outside of Arlington, Virginia.

            (c) Other than for Cause.  Subject to Executive's rights pursuant to
Section 6(d) hereof, the Company shall be entitled to terminate this Agreement for any or no reason.

            (d) Compensation and Benefits Following Termination.

            (I) If the Executive's employment with the Company is terminated by the Company upon the death of Executive, for Cause in accordance with Section 6(a) hereof or by the Executive for other than Good Reason in accordance with
Section 6(b) hereof, the Company shall pay the Executive, without deduction or set off except for tax, social security or other mandated withholdings, the amounts set forth in subsections (A) and (B) below:

            (A) On or before the executive's payroll date next following the day on which such termination becomes effective (the "Termination Date"), an amount equal to that proportion of the Executive's salary, at the rate then in effect, determinable under Section 5(a) hereof, and

            (B) With reasonable promptness following the Termination Date, reimbursement for all expenses subject to reimbursement under
                  Section 5(c) hereof.

            (II) If the  Executive's  employment  with the Company is terminated
(a) by the Company other than for Cause (except as a result of the death of Executive), or (b) by the Executive for Good Reason, the Executive shall continue to be provided his Base Salary and the benefits specified in Section 5(d) for a period that is the greater of one year and the time remaining in the Employment Period; provided, however, that if the Company discovers that the Executive has violated any part of Section 4 hereof, the Executive shall not be entitled to such payments.

            (III) After termination of the Employment Period and any additional period for which he is being paid or due salary pursuant to Section 6(d)(II) hereof, Executive shall be entitled, at his own cost, to continue any medical benefits provided to him during the Employment Period to the extent permitted under the policies and plans of the Company.

            (IV) Executive agrees that no payments or benefits shall be due Executive after the Employment Period under this Section 6 or otherwise with respect to this agreement or Executive's employment with the Company until such time as Executive executes before a notary the Release annexed hereto as Exhibit 6(d)(IV) hereto and delivers an original counterpart thereof to the CEO of FIND.

            (e) Use and Return of Materials. At the termination of the Employment Period, irrespective of the reasons for such termination, the Executive shall return to the CEO of FIND the originals and all copies of correspondence, memoranda, papers, files, records and other materials that may at any time have come into his possession and relate to the business and affairs of the Company or any of its Affiliates.

      Section 7. Costs of Enforcement. In the event that either party brings an action to enforce such party's rights under this Agreement, including any provision of Section 4 hereof, any party or parties prevailing in such action by judgment or order of a court of competent jurisdiction shall be entitled to recover from the party or parties against whom the order is given or the judgment is entered all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party or parties with respect to such action, such award of costs and expenses to be determined by the Court.

      Section 8. Reasonableness of Restrictions: Severability. The Executive has carefully read and considered the provisions of Section 4 hereof, and agrees that the restrictions set forth in such Section are fair and are reasonably required for the protection of the legitimate interests of the Company. In the event that, notwithstanding the foregoing, any section of this Agreement, or any other part hereof, shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions thereof and hereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included therein. Without limiting the foregoing, in the event that any provision of Section 4 hereof relating to the time period or the areas of restriction (or both) shall be held by a court of competent jurisdiction to exceed the maximum time period or area such court deems reasonable and enforceable, the time period or areas of restriction (or both) deemed reasonable and enforceable by the court shall become and thereafter be the maximum time period or areas of restriction (or both). The periods of time applicable to any covenant in Section 4 shall be extended by the duration of any violation by the Executive of such covenant. The Executive shall, while the covenants under Section 4 are in effect, give notice to the Company, within ten days after accepting any other employment, of the identity of the Executive's employer. The Company may notify such employer that the Executive is bound by this Agreement and, at the Company's election, furnish such employer with a copy of the relevant portions of this Agreement.

      Section 9. Successors and Assigns. This Agreement shall bind and inure to the benefit of the successors and assigns of the Company and the Executive's heirs and legal representatives. This Agreement and the rights, interest and benefits of the Executive shall not, however, be subject to voluntary or involuntary assignment, transfer, or hypothecation, directly or indirectly, by the Executive or his heirs and legal representatives without the prior written consent of the Board of Directors of the Company.

      Section 10. Modification and Waiver. No modification or waiver of any of the provisions of this Agreement, and no extension or renewal of or substitution for this Agreement shall be binding upon either of the parties hereto unless made in writing and signed by the Executive and signed on behalf of the Company by its duly authorized officer.

      Section 11. Entire Agreement. This Agreement and the applicable provisions of the Purchase Agreement constitute the entire agreement between the parties hereto with respect to the employment of the Executive and supersede any and all prior agreements, whether oral or written, concerning such employment.

      Section 12. Notices. All notices and other communications provided in connection with this Agreement shall be in writing and shall be deemed effectively given in all respects (a) when received, if manually delivered or delivered by overnight mail courier; or (b) at the time of transmission if transmitted by facsimile (with confirmed receipt) and confirmed in written hard copy actually delivered prior to the end of the third business day thereafter.

Notice to the Company shall be addressed to:

            FIND/SVP, INC.
            625 Avenue of the Americas
            New York, New York 10011
            Fax: (212) 255-7632
            Attention:  Chief Executive Officer
With copies to:

            Kane Kessler, P.C.
            1350 Avenue of the Americas
            26th Floor
            New York, New York   10019
            Attn:  Robert L. Lawrence, Esq.
            Fax:   (212) 245-3009

or at such other address or to the attention of such other person as the Company may designate by written notice to the Executive.

Notices to the Executive shall be addressed to:
           Charles Douglas House
           6621 North 24th Street
           Arlington, VA 22205

With a copy to:

            Shulman, Rogers, Gandal, Pordy & Ecker, P.A.
            11921 Rockville Pike
            Rockville, MD 20850
            Attention: Donald Rogers
                       Scott Museles
            Fax: (301) 230-2891

      Section 13. Choice of Law; Jurisdiction and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to the choice of law principles thereof. The parties further agree (a) that this Agreement shall be subject to the exclusive jurisdiction of the courts of New York County, New York; (b) that any breach of any term or condition of this Agreement shall be deemed to be a breach occurring in the State of New York by virtue of a failure to perform an act required to be performed in the State of New York and irrevocably and expressly agree to submit to the jurisdiction of the courts of the State of New York for the purpose of resolving any disputes among the parties relating to this Agreement or the transactions contemplated hereby; and (c) to irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, or any judgment entered by any court in respect hereof brought in New York County, New York, and further irrevocably waive any claim that any suit, action or proceeding brought in New York County, New York has been brought in an inconvenient forum.

      Section 14. Counterparts; Facsimile Transmission This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this Agreement and of which, when taken together, shall be deemed to constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement, provided, however, that in each instance an original executed counterpart shall be promptly delivered to the other party by hand or overnight courier.

      Section 15. Survival. The provisions of Sections 4, 6(d), 6(e) and 7 shall survive the termination of this Agreement.

      Section 16. Participation of Parties. The parties hereto acknowledge that this Agreement and all matters contemplated herein, have been negotiated among all parties hereto and their respective legal counsel and that all such parties have participated in the drafting and preparation of this Agreement from the commencement of negotiations at all times through the execution hereof.

      IN WITNESS WHEREOF, the Company and the Executive have duly executed this Agreement on or as of the Effective Date.

                                 COMPANY:

                                 SIGNIA PARTNERS INCORPORATED


                                 By:/s/ Peter Stone
                                        ---------------------
                                        Name:  Peter Stone
                                        Title: Vice President


                                 EXECUTIVE:


                                 /s/ Charles Douglas House
                                 ----------------------------
                                 CHARLES DOUGLAS HOUSE

ACCEPTED AND AGREED TO
WITH RESPECT TO THE SPECIFIC
PROVISIONS OF SECTIONS
5(d) and 5(f):

FIND/SVP, INC.

By: /s/   Peter Stone
    ------------------------------
    Name: Peter Stone
    Title: Chief Financial Officer